EXHIBIT 10.25

                          MASTER DISTRIBUTOR AGREEMENT


THIS MASTER DISTRIBUTOR AGREEMENT (the "Agreement"), by and between Preferred Voice, Inc. ("PVI"), a corporation organized and existing under the laws of the State of Delaware authorized to do business in Texas, and Voice Retrieval, Inc. ("Master Distributor"), a corporation organized and existing under the laws of the State of Texas. This Agreement shall become effective beginning on the last date of signature hereto (the "Effective Date").

                                     RECITAL

WHEREAS, PVI is in the business of providing certain voice recognition products and services having multiple applications in the telecommunication industry; and

WHEREAS, Master Distributor is a member of an affiliated group of companies which provide various telecommunication related services including Personal Communication Services (PCS), Telephone Answering Services (TAS), long distance, voice mail and paging services; and

WHEREAS, in order to increase its sales of the products and services, PVI is establishing a national distribution network through the creation of multiple distributorships who will have geographic areas of primary responsibility but not exclusive areas, as described herein (the "Distributorships"); and

WHEREAS, the Master Distributor desires to establish a Distributorship and PVI has agreed to grant the Master Distributor the distribution rights set forth herein.

                              TERMS AND CONDITIONS

NOW THEREFORE for and in consideration of the mutual premises described herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged the parties hereto agree as follows:

 1.      DEFINITIONS.  The  definitions  set  forth  above  and   the  following
         definitions shall apply to this Agreement:

         1.1 Affinity Groups means organizations whose membership consists of persons who derive benefits from the group or who otherwise wish to support the group.

         1.2 Agent means a legally established corporation, entity, or individual retained by the Master Distributor, a Distributor, or Dealer to sell PVI's Services directly to End- Users.

         1.3      Accounts shall mean purchasers of Services.

         1.4 Dealer means a legally established corporation, entity, or individual qualified to sell PVI's Services under Master Distributor Agreement.




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         1.5      Distributor means a legally established  corporation,  entity, or individual qualified to sell PVI's Services under Master Distributor.

         1.6      End-Users means persons using PVI's Services.

         1.7 Mark(s) means any trademark service mark, trade dress or trade name which PVI may designate, use, or adopt from time to time to identify its Services.

         1.8      Market   Area  means  that   non-exclusive   geographic   area
                  identified on Addendum "A" attached hereto.

         1.9 National Account means national and regional entities that operate in multiple locations in different territories.

         1.10 PVI Proprietary Information means any information, written or oral, including without limitation any technical and/or design information on the Services, and any information relating to the present or future business operations, financial condition, plans, sales, marketing and promotional efforts, customers and price lists of PVI or of the applied party hereto and its subsidiaries and affiliates disclosing such information, and all other information of any kind which may reasonably be deemed confidential or proprietary, including without limitation this Agreement and its terms

         1.11     Services   or  PV1   Services   means  any   telecommunication
                  service(s) or equipment offered by PVI.

2.       APPOINTMENT OF MASTER DISTRIBUTOR AND MARKET AREA.

         2.1 Subject to the terms and provisions hereof, PVI hereby appoints Master Distributor, and Master Distributor hereby accepts such appointment, as PVI's sole Master Distributor in the Market Area. PVI will not appoint any other Master Distributor in the same Market Area during the Term but other master distributors of PVI and PVI itself may sell to Accounts in the Market Area.

         2.2 Master Distributor shall market and sell the Services to Accounts within the Market Area at the prices set forth in Addendum "B" attached hereto. The Master Distributor shall have the right but not the obligation to market and sell PVI Services outside the Market Area within the continental United States and Master Distributor agrees that the prices set forth in Addendum "B" shall also apply to such sales.

         2.3 PVI hereby grants to Master Distributor a limited, non exclusive license to brand, co brand market and sell services using the "Voice Retrieval and information Services" name, logo, trademark and goodwill, which PVI acknowledges is exclusively owned by Master Distributor. Under the foregoing license and with the prior approval of PVI, such approval not to be reasonably withheld or delayed, Master Distributor shall




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                  be licensed to brand,  co-brand,  market and sell the services using any other name, logo or trademark that is owned or developed by Master Distributor.

3.       PRICING.

         3.1 PVI may change the prices for its Services at any time, PVI will not offer pricing lower than the pricing defined herein to other Master Distributors without making that same pricing structure available to the Master Distributor; provided, however, National Accounts/Affinity Groups may require other rate plans and PVI will not be required to offer those rate plans to the Master Distributor. Master Distributor may market to National Account/Affinity Groups and in those cases, when necessary, PVI will provide marketing support to the Master Distributor that may include special pricing. Any special pricing offered will be approved by PVI and at PVI's sole discretion and the Master Distributor will be eligible to earn Commissions as further defined herein.

4.       COMMISSIONS.

         4.1 Master Distributor shall be entitled to Commissions for Accounts established by Master Distributor both inside and outside of the Market Area. Master Distributor shall bill the Accounts established by the Master Distributor both inside and outside the Market Area in accordance with reasonable business practices. Master Distributor shall use reasonable/best efforts to collect the amounts owed by Accounts both inside and outside the Market Area. Within thirty (30) days following the end of any calendar mouth during which the agreement is in effect, Master Distributor shall remit to PVI the difference between (i) the gross amount collected from Accounts for such calendar month, less (ii) the commissions earned for such calendar month by Master Distributor in accordance with the commission schedule set forth in Addendum "C" attached hereto. All Residual Commissions accrued to Master Distributor will be paid quarterly.

         4.2 In the event PVI adds new Services, Master Distributor and PVI shall mutually agree upon a Commission schedule particular to each new Service, which schedule shall be added as an Addendum to this Agreement.

         4.3 Commissions will be paid on collections received by PVI from Accounts established by Master Distributor both within and outside the Market Area. The Commission to be paid Master Distributor for sales made outside, the Market Area shall be less any master distributor over-rides for collections from outside of the Market Area.

         4.4 Should the Master Distributor enter into a contract with a National Account/Affinity Group at the PVI retail rates defined herein, the Master Distributor will be awarded Commissions, as defined herein, on all revenues billed and collected (as those terms are defined herein). Should the National Account/Affinity Group Agreement for PVI Services through the Master Distributor at retail rates that are not





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                  defined in this Agreement, PVI and the Master Distributor will agree to a Commission schedule for the specific account and define the Commission on an Addendum to be attached to this Agreement.

         4.5 Master Distributor shall not be entitled to any Commission on any National Account or Affinity Group obtained by PVI that was not previously contracted by the Master Distributor. In the Market Area, Master Distributor will be entitled to a Commission as described on the attached Addendum "C" on Accounts other than National Accounts or Affinity Groups obtained by PVI in the Market Area. Master Distributor shall not be entitled to any Commission on sales made to Accounts within the Market Area but by another master distributor.

         4.6 It may be necessary for PVI to work directly with certain National Account prospects or Affinity Groups within the Market Area and that due to the specific agreements PVI will not be liable for any over-rides or Commissions in any way. The National Account or Affinity Groups that PVI may market to will be defined and identified by PVI and will be at the sole discretion of PVI.

5. OTHER BUSINESS. During the Term, Master Distributor may not enter into any joint venture, establish new corporation or other entity, or acquire any interest in a company (or entity) which competes with the business of PVI through the sale of any service, that is substantially equivalent to, or competitive with, any of PVI's Services or through the manufacture or sale of equipment or other goods that may be used to provide services substantially equivalent to or competitive with any of PVI's Services. It is understood that the Master Distributor may do other similar business within Master Distributor's sole discretion that perform similar functions however those alike telecom services will not incorporate VOICE RECOGNITION TECHNOLOGY. In the event that PVI begins selling its Services within the Market Area, by any means other than through Master Distributor, the restrictions placed on Master Distributor in this Section shall terminate; provided that, for a period of ninety (90) days after PVI commences such other sales, Master Distributor shall not solicit for a competitive service any Account acquired by Master Distributor during the Term. PVI warrants that it will not enter into the Voice Mail business within the Master Distributor Market Area.

6.       FEE.

         6.1 The Master Distributor will pay a fee to secure the Master Distributorship within the Market Area. The Market Area is not to be CONSIDERED AN EXCLUSIVE MARKETING AREA.

7.       OBLIGATIONS OF MASTER DISTRIBUTOR.

         7.1 Master Distributor may market and sell the Services within and outside the Market Area directly or through any number of Distributors, Dealers, or Agents. PVI shall not be a party to any arrangements between Master Distributor and its Distributors, Dealers, or Agents, nor will PVI in any manner





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                  be bound,  or have any legal  obligation  in respect  thereof.
                  Master Distributor further agrees that it is not, nor shall it represent itself to be a PVI employee or officer of PVI, nor shall it assume or create any obligations or responsibility on behalf of PVI, unless otherwise agreed upon in advance and in writing by PVI.

         7.2 It will be the Master Distributor's sole responsibility to design Agent and Dealer Commission plans as it relates to the Master Distributor's business and the Master Distributor will have the sole right to adjust those plans. Master Distributor shall be solely responsible for training and compensating all its Distributors, Dealers, and Agents.

         7.3 Master Distributor shall use reasonable to establish an efficient network within the Market Area in order to obtain maximum sales of PVI's Services and to identify and contract with Distributors, Dealers, and Agents, as appropriate, and shall assist them in creating a market for, promoting, and maintaining a demand for PVI's Services.

         7.4 Master Distributor shall advertise PVI's Services in the Market Area and participate in trade shows and other venues that will stimulate sales. Master Distributor shall, in its sole discretion, determine the amount and the form of any such advertising, subject to PVI's review right in regard to the Marks, as described below, and shall be solely responsible for the costs and expenses incurred in connection therewith.

         7.5 In all advertising, trade shows, conventions, and other promotions, as well as in all sales and technical literature, the name of PVI and the Marks shall be evidenced and respected. Master Distributor shall use the Marks in their original form, unless otherwise approved in advance and in writing by PVI. All advertising material and other material bearing any Mark or the name of PVI (the "Mark Material") shall be subject to the prior written approval of PVI, which PVI may not unreasonably withhold.

         7.6 Master Distributor shall at all times maintain an inventory of collateral support materials for promotion, advertising, signage, point-of-sale, record keeping, subscriptions, and other items related to sales of the Services sufficient to meet the demand for Services (the "Collateral Support Material").

         7.7 Master Distributor shall forward any money collected for PVI as it relates to the PVI Services or otherwise on a weekly basis.

8. MERGER. Should PVI be acquired or merge with another company or change ownership in any way, this Agreement shall remain in full force as long as the Master Distributor is in compliance with the terms of this Agreement. PVI will include such language in any acquisition or merger agreement.





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9.       INDEMNITY.

         9.1 If timely and promptly notified of any action (and all claims relating to such action) brought against Master Distributor, based upon a claim that the Service(s) or the use thereof as permitted by PVI infringes a trademark, service mark or copyright or due to the negligence, gross negligence, or reckless disregard of PVI ("Infringement Claim"), PVI shall indemnify, defend and hold harmless the Master Distributor against such action provided that PVI shall, have sole control of the defense of any such action and all negotiations for its settlement or compromise. Master Distributor shall cooperate with PVI in regard to the defense of Infringement Claims. If at any time during the course of any Infringement Claim, or in PVI's opinion, the Services are likely to became the subject of an Infringement Claim, PVI will, at its option and its sole expense, either procure the right to continue using the Service(s), or replace or modify the same so that such Service(s) becomes non-infringing, PVI will not have any liability to Master Distributor for an Infringement Claim, if such claim results from Master Distributor's modification of the Services in any manner or Master Distributor's conduct outside the scope of this Agreement.

         9.2 The foregoing states the entire liability of PVI with respect to an Infringement Claim. Notwithstanding the provisions of this Section PVI shall be liable to the Master Distributor for a return of the Market Area Fee actually paid pursuant to this Agreement and all Commissions due as of the date of such inability in the event that Infringement Claim results in PVI's inability to provide the Services in the Market Area as contemplated by this Agreement.

         9.3 The purchase of the Services contemplated by this Agreement may result in an implied license to the End-User to use the Services patented by PVI. No license to make, sell. or use the Services shall be created other than that explicitly set forth in PVI's Service forms with the End-Users.

         9.4 Master Distributor agrees to defend, indemnify, and hold harmless PVI from and against all claims, losses, liabilities, lawsuits and damages relating to and/or arising from any action or omission by Master Distributor which would constitute a breach or default under this Agreement (collectively, the "Claims"). PVI agrees to provide reasonable notice to Master Distributor of each such Claim. Master Distributor reserves the right to control the defense as against any Claim. PVI reserves the right to participate in the defense of any Claim with counsel of PVI's own choosing and at PVI's sole cost. Master Distributor may not settle a Claim without the prior written approval of PVI which approval will not be unreasonably withheld or delayed.

10.      OBLIGATIONS OF PVI.

         10.1 PVI reserves the right to modify the characteristics of its Services without the consent of the Master Distributor provided such modification does not result in a substantial expenditure by Master Distributor, or a reduction in the





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                  Commission  due  Master  Distributor  as of the  date  of such modification. The Master Distributor shall be advised by PVI of any significant changes in Service(s) specifications.

         10.2 PVI shall timely provide the Master Distributor with all available documents and system documentation (the "Documentation") required to market and sell the Services, which shall remain the property of PVI. Such Documentation may be in written form or transmitted by tape, diskettes, e-mail, or other software media, as determined by PVI.

         10.3 PVI shall timely provide the personnel of Master Distributor with training in regard to the Services free of charge and within reasonable limits. PVI shall be responsible for all travel, lodging, and all other out-of-pocket expenses related with the training of its personnel. The Master Distributor shall be responsible for all travel, lodging, and all other out-of-pocket expenses related with the training of its personnel.

         10.4 PVI shall develop and produce original copy (i.e., layout verbiage, plates, negatives, dies, and/or other setup materials) of Collateral Support Materials for marketing the Services. The cost of reproduction and storage shall be Master Distributor's sole responsibility.

         10.5 PVI shall use reasonable efforts to provide and maintain all equipment (hardware, software, and co-location facilities) reasonably necessary to support the PVI Services marketed and sold by the Master Distributor.

         10.6 PVI shall use reasonable efforts to provide and maintain the connectivity necessary to the provision of the PVI Services marketed and sold by the Master Distributor.

         10.7 PVI shall use reasonable efforts to perform all fulfillment of the PVI Services marketed and sold by the Master Distributor.

11.      WARRANTIES AND REPRESENTATIONS.

         11.1 PVI warrants and represents to Master Distributor that it has the regulatory authority required to offer the Services and that PVI will maintain compliance during the Term.

         11.2 PVI warrants and represents to Master Distributor that it is licensed to utilize the necessary technologies required to offer Services and will use reasonable efforts to maintain said technology licenses during the Term.

         11.3 Each of PVI and Master Distributor (each, "Warranting Party") warrant and represent to the other that Warranting Party has the legal capacity and authority to enter into this Agreement, to become legally obligated under this Agreement, and to perform Warranting Party's obligations under this Agreement.





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         11.4     Master  Distributor  and PVI covenants that all materials that each  such  party  develops  for  its  use or  the  use of its
                  respective  Master  Distributors,   Dealers,  Distributors  or
                  Agents under this Agreement and any related agreement will not infringe upon or misappropriate any trademark, copyright, service mark, privacy, publicity or other third party right.

         11.5 Master Distributor warrants and represents to PVI that Master Distributor has or will obtain the personnel and other sources required for Master Distributor to fulfill its obligations hereunder.

12.      Not Applicable.

13. DISCLAIMER. PVI makes no warranties, expressed or implied, including without limitation the implied warranties of fitness for a particular purpose and merchantability to the master distributor with respect to the services and all such warranties are disclaimed.

14. TERM, TERMINATION AND REMEDIES.

         14.1 This Agreement shall be effective for an initial term commencing on the Effective Date and ending ten (10) calendar years thereafter (the "Term"). If not terminated by notice by either party at least sixty (60) days prior to the end of the initial term hereof or any renewal term, the Agreement will be automatically renewed for an unlimited number of successive one (1) year periods. Each such renewal period shall be included within the Term.

         14.2 Either party hereto without incurring any liability to the other party may unilaterally and with immediate effect, terminate this Agreement at any time by delivering a written notice of termination to the other party ("Recipient") if any of the following "Defaults" occur:

                  a. the Recipient fails for any reason(s) whatsoever to perform any of its obligations under this Agreement and fails to remedy such default within thirty (30) days after the receipt of written notice of default and request for cure; or

                  b.       Recipient ceases to do business; or

                  c. Recipient files for bankruptcy relief or is placed into involuntary bankruptcy so long as such involuntary bankruptcy petition is not dismissed within sixty (60) days following the filing; or

                  d. Recipient is generally unable to pay its debts as they become due; or

                  e.       Recipient's   business   is  placed   under  a  Court
                           appointed receiver.





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         14.3     Each  party may  pursue  all  available  remedies  under  this
                  Agreement and/or applicable law in the event of a Default subject to the terms hereof.

         14.4 If Master Distributor uses the name of PVI, or any form thereof as a corporate name for doing business, or trade name, or otherwise, without the prior written consent of PVI then PVI may immediately terminate this Agreement by delivering written notice to Master Distributor.

         14.5 A requirement to maintain the Distributorship is consistent marketing efforts, to be defined as but not limited to: consistently adding new Agents & Dealers, the addition of new customers at a reasonable rate, etc. Any material inactivity, AS DEEMED AT THE SOLE DISCRETION OF PVI, will be grounds for termination of this Agreement by delivering thirty (30) days written notice to Master Distributor providing such inactivity is not discontinued within such thirty (30) day period. Should this termination for inactivity right be exercised by PVI, the Master Distributor will have the option of converting to a standard and approved Dealer and or Agent Agreement and will be subject to a noncompete agreement for a period of ninety
                  (90) days following Master Distributor delivering to PVI a written notice of such election.

         14.6 Upon the termination of this agreement by the Master Distributor due to PVI's default under any of sections 14.2
                  (b)-(e) of this agreement (PVI's inability to deliver service), Master Distributor shall have the option and right of first refusal (the "Option") for thirty (30) days following such termination (the "Option Period) to purchase all of the active phone numbers owned or operated by PVI in the Market Area that the Master Distributor, through it's sales efforts, have contracted with to provide PVI's Services. The purchase price of the phone numbers shall be (i) three (3) times (ii) the average monthly gross revenue for the Market Area for three (3) months immediately preceding the date of such termination. Master Distributor shall exercise the Option by delivering written notice of it's intent to exercise the Option to PVI prior to the expiration of the Option Period. The Master Distributor shall deliver the total purchase price within the thirty (30) day period after the intent to option is exercised. Upon delivery of the total purchase price, PVI agrees and covenants to transfer the total purchase price, free and clear of any encumbrances, and to execute such documents and take such action as is necessary to transfer and evidence the transfer of the Phone Numbers to the Master Distributor. The Master Distributor understands that Phone Numbers are of the public domain and that the user of such Phone Numbers may have the authority to determine the ownership of such numbers through legal and regulatory conditions.

15.      EFFECT OF TERMINATION.

         15.1 Upon expiration or earlier termination of this Agreement, the Master Distributor shall immediately: (i) remove from its premises all signs and other materials advertising the Services or which use the Marks; (ii) cease to engage in advertising or promotional activities concerning PVI's





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                  Services and use of its Marks; (iii) cease to represent in any manner that the Master Distributor has been designated by PVI as such; and (iv) deliver to PVI at the Master Distributor's expense, all price lists, sales manuals, service manuals, and any other documents concerning PVI's Services which are in the Master Distributor's possession.

         15.2 Master Distributor shall, with the mutually agreed termination of this Agreement, have the right to claim reimbursement, or compensation for Distributors, Dealers and Agents but shall not have the right for compensation for alleged loss of goodwill, loss of profits on anticipated sales, or the like, or have any other liability for losses or damages resulting from the termination of this Agreement.

16.      CONFIDENTIALITY.

         16.1 The Master Distributor agrees to maintain in confidence and not to copy, reproduce, distribute, or disclose to any third party, without the prior written approval of PVI, any PVI Proprietary Information.

         16.2 All information which Master Distributor considers to be its confidential information must be designated in writing as "Confidential Information" at the time such information is disclosed to PVI. In regard to Confidential Information of Master Distributor disclosed to PVI, PVI agrees to use the same care and discretion to prevent unauthorized disclosure that PVI uses with similar data which PVI designates as PVI Proprietary Information. However, PVI shall not be required to keep confidential any data which is or becomes publicly available, through no fault of PVI or any other person under a duty to keep such information confidential, is in PVI's possession prior to the Effective Date, is independently developed by PVI outside the scope of this Agreement or is legally obtained from third parties. In addition, PVI shall not be required to keep confidential and may use for PVI's benefit any ideas, concepts, know-how, or techniques relating to PVI's Services submitted to PVI or developed during the Term by PVI personnel or jointly by PVI and the Master Distributor's personnel, unless otherwise mutually agreed in writing by PVI and Master Distributor. PVI may disclose Master Distributor's Confidential Information to PVI's employees and professionals such as accountants and attorneys on an "as needed" basis, provided however, that such persons agree to maintain the confidentiality of the information.

         16.3 The obligations of the parties hereto under this Section shall survive the expiration or earlier termination of this Agreement, for whatever reason, and shall be binding upon the parties, their successors and/or assigns.

         16.4 The parties hereto acknowledge that the obligations and promises under this Section are of a special, unique character which gives them particular value, and that a breach thereof could result in irreparable and continuing damage for which there can be no reasonable or adequate damages, remedy, or compensation in an action of law.

         16.5 Each party hereto shall be entitled to injunctive relief, a decree for specific performance, and/or other equitable relief in the event of any breach, or threatened breach by the other of its obligations or promises under this Section, in addition to any other rights or remedies which it may possess or to which it may be entitled under this Agreement and/or applicable law, subject to the terms hereof (including monetary damages, if appropriate).

         16.6 Neither party hereto shall be in breach of this Agreement by disclosing information protected by this Section of the other party hereto pursuant to an order of a Court or Administrative Tribunal of competent jurisdiction; provided, however the party so compelled to disclose shall inform the other party in advance and in writing of the possibility of such an order.

17.      GENERAL.

         17.1 This Agreement shall be interpreted and its effect shall be determined in accordance with the laws of the State of Texas and applicable United States federal law.

         17.2 Each of the Master Distributor and PVI consent to venue, and the jurisdiction of the state and federal courts of Dallas County, Texas and both parties hereto agree that any dispute arising under this Agreement shall be resolved in such jurisdiction.

         17.3 This Agreement cannot be assigned or sold to any third party or any other entity, without first giving PVI first right of refusal and/or without the prior written consent from PVI which shall not be unreasonably withheld.

         17.4 All notices and demands of any kind which either party may require or desire to serve upon the other shall be in writing and shall be deemed delivered when delivered either by personal service or by mail at the address of the receiving party set forth below (or at such different addresses as may be designated by such party by written notice to the other party) or by facsimile. Such notice shall be deemed received on the earlier of (i) the date when was actually received or
                  (ii) in the case of mailing, five (5) business days after being deposited in the United States mail with sufficient prepaid postage, registered, or certified mail with return receipt requested and properly addressed, or (iii) if by facsimile when the sending party shall have received facsimile confirmation that the message has been received by the receiving party's facsimile machine. If notice is sent by facsimile, a confirmed copy of such facsimile shall be sent by mail to the receiving party. The address and facsimile numbers of the parties, for purposes of the Agreement are as follows:

                  PVI                                   MASTER DISTRIBUTOR
                  Preferred Voice, Inc.                 Voice Retrieval, Inc.
                  6500 Greenville Ave., Ste. 570        3222 Skylane
                  Dallas, TX 75206-1002                 Carrollton, TX 75006
                  Facsimile: 214-265-9663               Facsimile: 972-380-0118
                  Attention: G. Ray Miller              Attention: Mark Babtista

         17.5 Any provision of the Agreement held to be invalid by a court of competent jurisdiction under applicable law shall not render this Agreement invalid as a whole, and in such event, such provision shall be interpreted by a court of competent jurisdiction so as to best accomplish the intent of the parties within the limits of applicable law.

         17.6 A valid contract binding upon PVI and the Master Distributor comes into being upon execution of this Agreement by duly authorized representatives of PVI and the Master Distributor. This Agreement contains the exclusive terms and conditions between the parties hereto with respect to the subject matter hereof, and does not operate as an acceptance of any conflicting or additional terms and provisions of the Master Distributor's Agreements with Distributors, Dealers or Agents, which shall not be deemed to alter the terms hereof Amendments to this Agreement may be effected only in writing, when signed by the parties hereto specifically stating it is intended to amend this Agreement.

         17.7 If any action is commenced by either party concerning this Agreement, the party which prevails in such action will be entitled to collect from the other party all relief available under applicable law and/or this Agreement subject to the terms hereof, and all costs of such action, including court cost, reasonable expenses of litigation, and reasonable attorneys' fees.

         17.8 The Master Distributor acknowledges that it is an independent contractor and not an employee of PVI. Master Distributor, accordingly, shall not be entitled to any benefit as an employee of PVI. Master Distributor shall not be supervised by PVI.

         17.9     Section 3., 4.,9.,  11.,  12.,  13., 14., 3., 15., 16.,  17.1,
                  17.2, 17.4, and 17.9 shall survive the expiration or earlier termination or cancellation of this Agreement.

IN WITNESS WHEREOF, PVI and the Master Distributor hereby have duly executed, signed, and initialed each page of this Master Distributor Agreement in duplicate originals on the dates indicated herein.

PREFERRED VOICE, INC.                                MASTER DISTRIBUTOR


By: /s/ Richard K. Stone                             By: /s/ Mark Babtista
    -----------------------------------                  -----------------------
Name: Richard K. Stone                               Name: Mark Babtista
Title: Vice President                                Title: CEO
Address: 6500 Greenville Ave.,Suite 570              Address: 3222 Skylane
Dallas, TX 75206                                     Carrollton, TX 75006
Telephone: 214-265-9580                              Telephone: 972-713-2822
Facsimile:  214-265-9663                             Facsimile:  972-713-2850

Date of Execution:     5/03/99                       Date of Execution:  5/03/99

                                   EXHIBIT 1A

MARKET AREA FEE:  $25,000.00
MARKET AREA: 214, 817, 972, 940


1. ALL NXX'S  (EXCHANGES ARE INCLUDED AND DEFINED AS NXX'S AS PART OF THE MARKET
AREA).

2. THE MASTER DISTRIBUTOR WILL PAY $25,000.00 UPON EXECUTION OF THIS AGREEMENT.

                                EXHIBIT 2 PRODUCT


EMMA TELEPHONE RECEPTIONIST

SERVICE DESCRIPTION: EMMA TR is the world's first central office "voice auto attendant".

SERVICE APPLICATION: EMMA TR is a viable way for business' to answer their phones professionally, 24 hours a day 7 days a week. EMMA's predatory pricing and user friendly features are revolutionary.

CAN MY COMPANY USE TR: EMMA TR is for any company that requires an attendant during office hours or after hour answering services. ANY SIZE COMPANY QUALIFIES.

SERVICE FEATURES & BENEFITS:
X CONSISTENT PROFESSIONAL RECEPTIONIST 24 HOURS A DAY 7 DAYS A WEEK X LESS THAN YOUR CURRENT SERVICE
X  PUT YOUR CURRENT RECEPTIONIST TO WORK
X  LOCAL LOCATE
X  NO EQUIPMENT TO INSTALL

RECURRING MONTHLY SERVICE PRICING:

| |  $19.95 PER ANSWERED LINE
| |  $4.95 PER LOCAL LOCATE (OPTIONAL)
| | $4.95 PERSONAL VOICE DIALING  DIRECTORY  (OPTIONAL)
| | 7.9 CENTS PER MINUTE FOR ANY LONG  DISTANCE  CALL
| | $2.95 CUSTOM  GREETING  (OPTIONAL)
| | EXPANDED LOCAL DIALING (VARIES BY AREA, OPTIONAL)
| | ADDS,  MOVES AND CHANGES ARE 25 CENTS PER CHANGE (AFTER INITIAL SERVICE
    SET-UP)

ONE TIME SERVICE SET-UP CHARGES:

| |  $49.95 SYSTEM SET-UP
| |  $10.00 CUSTOM GREETING (OPTIONAL)

                               EXHIBIT 2 PRODUCT 2

EMMA PERSONAL ASSISTANT

SERVICE DESCRIPTION: EMMA PA is a revolutionary service that addresses four important areas for the average businessperson: time management, connectivity, single number simplicity and low cost. PA users will never miss a call. Instead, they remain in constant connectivity via revolutionary technology, which will call forward a personal 800 toll-free number to any location or any phone, anywhere.

SERVICE APPLICATION: EMMA PA is specifically designed for the business person that is on the move or dealing with multiple time zones. They can receive calls from their cellular phone, office phone, home phone, hotel phone, clients phone, friend's cellular phone and any phone they choose etc. Basically, a business person can receive a call anytime anywhere from any phone. Thanks to Preferred Voice's patented Intelligent Call Screening our customers have the ability to hear the voice of their caller. Customers may then choose to either accept the call and be connected, or decline the call and send their caller to voice mail. Additionally, PA customers will enjoy the convenience of voice dialing, PA customers simply speak any name from their voice directory and the call is completed. All these tools combined mean one thing...single number simplicity and constant connectivity.

CAN  I  USE  PA:  EMMA  TR  is  designed  for  local,  regional,   national  and
international business travelers. Large corporations right down to the home based business and individuals.

SERVICE  FEATURES &  BENEFITS:
X LOW COST
X ULTIMATE  CUSTOMER  SERVICE  TOOL
X SINGLE  NUMBER  LOCATE
X  INTELLIGENT  CALL  SCREENING  (ICS)
X  VOICE  DIALING DIRECTORY
X  EXCELLENT INCOMING 800 RATE AVAILABLE

RECURRING MONTHLY SERVICE PRICING:
| |  $4.95 800 NUMBER RESERVATION
| |  $4.95 CALL SCREENING (OPTIONAL)
| |  $2.95 CUSTOM GREETING (OPTIONAL
| | $0.12 PER MINUTE - INCOMING ON ALL CALLS TO YOUR LOCAL CALLING AREA (CALLING CARD TRAVEL FEATURE OR CLIENT/CUSTOMER ACCESS)
| | $0.18 PER MINUTE - INCOMING ON ALL CALLS OUTSIDE YOUR LOCAL CALLING AREA (CALLING CARD TRAVEL FEATURE)

ONE TIME SERVICE SET-UP CHARGES:
| |  $29.95 DATABASE SET-UP FEE
| |  $10.00 CUSTOM GREETING

                               EXHIBIT 2 PRODUCT 3

EMMA FAMILY & FRIENDS

SERVICE DESCRIPTION: VIP 800 family & friends is a user friendly service that gives family and friends the ability to dial their family toll free number and access a common directory of names. The caller simply speaks the name of someone in the directory and they will be connected to them. It's just that simple, no numbers to look up or dial and the only authorized users are those family and friends with the VIP 800 number.

SERVICE APPLICATION: Many families are scattered across the state and country. This VIP 800 service allows you to always stay in touch, whether it is for normal everyday communication or in the case of an emergency. Grandparents can provide their grandchildren with a number that they can reach them on, the parents can provide the grandparents a number that they can reach them anywhere in the USA. PVI can provide nap tags for the smaller children and even dog tags can be ordered with the family 800 number on the tag. The convenient easy to use speaker independent voice directory will be pre- programmed with all of the participants' numbers: office, home, cellular, etc. This service also comes with a locate feature so that if your children or other family members need you, they can easily find you no matter where you are: work, cell phone, lake house, home, hotel, etc. This EMMA service can also be set-up with a "fraud free" guarantee, which is great for kids in college. As with all EMMA services, family & friends is priced for all budgets.

TARGET MARKET:  Families and friends.

SERVICE FEATURES & BENEFITS:
X  EMERGENCIES
X  FRAUD CONTROL
X  CONNECTIVITY
X  SINGLE NUMBER LOCATE

RECURRING MONTHLY SERVICE PRICING:
| |  $4.95 800 NUMBER RESERVATION
| |  $2.95 CUSTOM GREETING
| |  $4.95 CALL SCREENING
| |  $0.12 PER MINUTE TO CALL FAMILIES HOME CITY
| |  $0.18 TO CALL OUTSIDE THE HOME CITY
| |  ADDS, MOVES AND CHANGES ARE 25 CENTS PER CHANGE (AFTER INITIAL SERVICE
     SET-UP)

ONE TIME SERVICE SET-UP CHARGES:
| |  $29.95 DATABASE SET-UP FEE
| |  $10.00 CUSTOM GREETING

                               EXHIBIT 2 PRODUCT 4

EMMA VIRTUAL OFFICE

SERVICE DESCRIPTION: EMMA Virtual Office creates an identity and a professional answering service for companies that have offices in more than one location.

SERVICE APPLICATION: EMMA V.O. is a Service designed for companies and consultants that are in different offices/locations. It could be different offices in the same city or offices located in different states. It gives the company the appearance of one central office/location. EMMA answers the phone professionally and connects the caller to their party or sends the call to their current voice mail system.

TARGET MARKET: Business people that work from home, companies with offices in more than one location and consultants that work on projects for consulting firms.

SERVICE FEATURES & BENEFITS:
X CONSISTENT PROFESSIONAL RECEPTIONIST 24 HOURS PER DAY 7 DAYS A WEEK X INTELLIGENT CALL SCREENING
X  SINGLE NUMBER DIALING
X  NO EQUIPMENT TO INSTALL
X  CONNECTIVITY

RECURRING MONTHLY SERVICE PRICING:
| |  $4.95 PER MONTH
| |  $4.95 INTELLIGENT CALL SCREENING
| |  $2.95 CUSTOM GREETING
| |  18 CENTS PER MINUTE

ONE TIME SERVICE SET-UP CHARGES:
| |  $50 SERVICE SET-UP
| |  $10 CUSTOM GREETING

                               EXHIBIT 2 PRODUCT 5


EMMA INTERNATIONAL DIRECT

SERVICE DESCRIPTION: EMMA I.D. will allow companies that would like to have a presence in the United States with their own toll free 800 number. EMMA will call forward the 800 number to an office(s) internationally.

SERVICE APPLICATION: EMMA I.D. allows a company that is doing business in the states to forward calls to an office located internationally for handling. Currently companies that are located in other countries cannot have an 800 number that terminates into another country. This is the only 800 number that allows voice call forwarding to single or multiple locations. In addition, when companies that use this service have employees traveling in the states the 800 number becomes a calling card.

TARGET MARKET: International companies doing business in the United States that do not have offices here or need to send calls to an international office for handling. Such as: hotels, manufacturing companies, service companies, etc.

SERVICE FEATURES & BENEFITS:
X VOICE ACTIVATED (JUST SPEAK THE LOCATION OR CITY AND BE CONNECTED) X SINGLE NUMBER DIALING FOR CUSTOMERS
X CONSISTENT PROFESSIONAL RECEPTIONIST 24 HOURS PER DAY 7 DAYS A WEEK
X SMART CALLING CARD

RECURRING MONTHLY SERVICE PRICING:
| |  $4.95 PER MONTH
| |  $9.95 CUSTOM GREETING
| |  PER MINUTE RATE PRICING BASED ON COUNTRY

ONE TIME SERVICE SET-UP CHARGES:
| |  $150 SERVICE SET-UP
| |  $50 CUSTOM GREETING

                               EXHIBIT 2 PRODUCT 6



EMMA The "SMART" Business Line


SERVICE DESCRIPTION: The SBL gives any person the competitive edge. It is specifically designed for persons on the move who do business from two or more locations, i.e., office, home, cellular phone, hotel room, etc. With SBL anyone can receive or make important local and long distance calls anywhere in the USA. SBL also gives you the convenience and safety of making calls by using a voice-activated telephone directory of your most frequently called names and numbers.

SERVICE APPLICATION: The telephone company, after 100 years, is still providing local business lines that only ring at one location. SBL is a portable (on the go) business line that rings you at any phone no matter where you go, locally or anywhere in the USA. You never have to miss an important call gain. It also gives you the option to screen your incoming calls on any phone you use. The Intelligent Call Screening (ICS) function tells you the name of the person calling you and you have the choice of either accepting the call, sending the call to voice mail, or having SBL tell the caller you are not available at this time. The service also offers you low cost long distance (1+ dialing, incoming 800 service and calling card). SBL also provides you with the ability to make calls by speaking the name of the person or location you are calling. You never have to remember a telephone number or dial a lot of digits. This revolutionary service has the potential to alter the telecommunications industry as we know it today.

TARGET MARKET: Real Estate Agents, Pilots, Flight Attendants, Appraisers, Service Technicians, Consultants, Engineering firms, Brokers, Attorneys, etc.
 ...

FEATURES & BENEFITS:
X NEVER MISS AN IMPORTANT  CALL AGAIN
X INTELLIGENT  CALL SCREENING
X TIME MANAGEMENT
X SINGLE NUMBER SIMPLICITY
X LOCATE FEATURE

RECURRING MONTHLY SERVICE PRICING:
| |  $19.95 PER MONTH
| |  $2.95 CUSTOM GREETING
| |  EXPANDED LOCAL CALLING (VARIES BY AREA)

ONE TIME SERVICE SET-UP CHARGES:
| |  $40 SERVICE SET-UP
| |  $10 CUSTOM GREETING

                                    EXHIBIT 3

EMMA VPA, FF, ID, SBL Commission Schedule:

    X     30% Per 800 number reservation
    X     10%  Residual Commission  paid on the per minute  billing
    X     10%  Residual Commission paid any other Services purchased by customer
    X     50% one time set-up fee
    X     All  Commissions  are paid on  collected  revenue only and paid
          Quarterly


EMMA TR & VO Commission Schedule:

    X 50% per month (Per line  answered)
    X 30% per month (One  number  locate)
    X 50% Set-up fee (One time Commission)
    X 10% Residual Commission  paid on the per minute  billing
    X 10% Residual Commission paid any other Services purchased by customer X $1.00 Per month (EMMA TAS Territory Over-ride paid Quarterly)
    All Commissions paid on collected revenues only